Exhibit 107

Calculation of Filing Fee Table

F-1

(Form Type)

Lotus Technology Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(10)	Fee Calculation and Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
	Equity	Ordinary Share, par value $0.00001 per share, underlying Warrants (Primary Offering)(2)	Other	5,486,784	$11.50(3)	$63,098,016	0.0001476	$9,313.27
	Equity	Ordinary Share, par value $0.00001 per share, underlying Warrants (Primary Offering)(4)	Other	9,550,246	$11.50(3)	$109,827,829	0.0001476	$16,210.59
	Equity	Ordinary Share, par value $0.00001 per share (Secondary Offering)(5)	Rule 457(c)	675,470,711	$5.905(6)	$3,988,654,548.45	0.0001476	$588,725.42
	Equity	Warrants to purchase Ordinary Share (Secondary Offering)(7)	Other	5,486,784	—	—	—	— (8)

	Security Type	Security Class Title(10)	Fee Calculation and Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Equity	Ordinary Share, par value $0.00001 per share, underlying Warrants (Secondary Offering)(9)	Other	5,486,784	—	—	—	— (8)

Fee Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts				$4,161,580,393.45		$614,249.28
		Total Fee Offsets						$26,713.46
		Net Fee Due						$587,535.82

(1)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional ordinary shares of the Registrant (“Ordinary Shares”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding Ordinary Shares, as applicable.

(2)

Consists of 5,486,784 Ordinary Shares, as represented by American depositary shares (“ADSs”) each representing one Ordinary Share, issuable by the Registrant upon the exercise of the Sponsor Warrants (as defined in this Registration Statement).

(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(4)	Consists of 9,550,246 Ordinary Shares, as represented by ADSs, issuable by the Registrant upon the exercise of Public Warrants (as defined in this Registration Statement).
(5)	Consists of an aggregate of 675,470,711 Ordinary Shares registered for resale by the Selling Securityholders named in this Registration Statement.
(6)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of ADSs as reported on April 26, 2024, which was approximately $5.905 per ADS.

(7)	Consists of 5,486,784 Sponsor Warrants registered for resale by the Selling Securityholders named in this Registration Statement.
(8)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Ordinary Share.
(9)	Consists of 5,486,784 Ordinary Shares, as represented by ADSs, issuable upon exercise of the Sponsor Warrants registered for resale by the Selling Securityholders named in this Registration Statement.

(10)

The ADSs issuable upon deposit of the securities registered hereby and that may be evidenced by American depositary receipts will be registered pursuant to separate registration statements on Form F-6.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Lotus Technology Inc.	Form F-4	333-275001(1)	10/16/2023		$26,713.46	Equity	Shares underlying Warrants included as part of the Units	15,037,075	$180,985,482.85
Fee Offset Sources	Lotus Technology Inc.	Form F-4	333-275001		10/16/2023						$26,713.46

(1)

The Registrant previously registered 15,037,075 Ordinary Shares, as represented by ADSs, upon the exercise of the Public Warrants and Sponsor Warrants under a registration statement on Form F-4 (File No. 333-275001) (the “Prior Registration Statement”). None of these warrants have been exercised and, consequently, none of those Ordinary Shares, as represented by ADSs, have been issued or sold under the Prior Registration Statement. The Registrant has completed the offering that included these unissued Ordinary Shares, as represented by ADSs, under the Prior Registration Statement.